Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,495,510
Unrealized Gain (Loss) on Market Value of Futures	(4,442,230)
Dividend Income	596
Interest Income	1,078
ETF Transaction Fees	2,450
Total Income (Loss)	$1,057,404

Expenses
Investment Advisory Fee	$45,792
Brokerage Commissions	4,214
Non-interested Directors' Fees and Expenses	607
Prepaid Insurance Expense	415
Other Expenses	9,898
Total Expenses	60,926
Expense Waiver	(884)
Net Expenses	$60,042
Net Income (Loss)	$997,362

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$77,019,894
Additions (100,000 Units)	8,727,602
Withdrawals (350,000 Units)	(30,646,626)
Net Income (Loss)	997,362

Net Asset Value End of Month	$56,098,232
Net Asset Value Per Unit (650,000 Units)	$86.30

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502